As filed with the Securities Exchange Commission on April 3, 2003	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

AMBASSADORS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	91-1688605
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1071 Camelback Street
Newport Beach, California 92660
(949) 759-5900

(Address, Including Zip Code, and
Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

AMENDED AND RESTATED 1995 EQUITY PARTICIPATION PLAN

(Full Title of the Plan)

John A. Ueberroth
Chief Executive Officer and President
1071 Camelback Street
Newport Beach, California 92660
(949) 759-5900

(Name, Address, Including Zip Code and
Telephone Number, Including Area Code,
of Agent for Service)

Copies to:
Gerald M. Chizever, Esq.
Donald G. Johnson, Jr., Esq.
Richman, Mann, Chizever, Phillips & Duboff
9601 Wilshire Boulevard, Penthouse
Beverly Hills, California 90210
(310) 274-8300
(310) 274-2831 (fax)

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price per	Aggregate Offering	Amount of
Registered	Registered (1)	Share (2)	Price (2)	Registration Fee (3)

Common Stock	800,000	$8.50	$6,800,000	$550.12

(1)	Plus such indeterminate number of additional shares of Common Stock as may be required in the event of a stock dividend, reverse stock split or combination of shares, recapitalization or other change in the Company’s capital stock.

(2)	Estimated solely to determine the registration fee. Based on the average of the high and low sales prices per share of Common Stock of the Company with respect to shares of Common Stock remaining to be granted under the Plan.

(3)	Calculated pursuant to Rule 457(a) and Rule 457(c), based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on March 13, 2003, which was $8.50.

INTRODUCTION
INCORPORATION BY REFERENCE
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.2
EXHIBIT 23.3

INTRODUCTION

     This Registration Statement on Form S-8 is filed by Ambassadors International, Inc., a Delaware corporation (the “Company” or the “Registrant”), relating to 800,000 shares of its Common Stock, par value $.01 per share (the “Common Stock”), issuable to eligible employees of the Company and its subsidiaries under the Ambassadors International, Inc. Amended and Restated 1995 Equity Participation Plan (the “Plan”). Registrant has previously filed two registration statements on Form S-8 with respect to the Common Stock issuable under the Plan, one filed with the Securities and Exchange Commission on October 4, 1996, File No. 333-13405, pursuant to which Registrant registered 600,000 shares of Common Stock, and one filed with the Securities and Exchange Commission on June 18, 1999, File No. 333-81023, pursuant to which Registrant registered 800,000 shares of Common Stock. The number of shares of Common Stock issuable under the Plan has been increased from 1,400,000 shares to 2,200,000 shares, and Registrant is filing this Registration Statement for the registration of the additional 800,000 shares.

INCORPORATION BY REFERENCE

     Registrant hereby incorporates by reference its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 18, 1999, Registration No. 333-81023.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California, as of April 1, 2003.

AMBASSADORS INTERNATIONAL, INC

By: /s/ John A. Ueberroth

John A. Ueberroth, President and Chief Executive Officer

POWER OF ATTORNEY

     Each of the undersigned hereby constitutes and appoints Messrs. John A. Ueberroth and Timothy T. Fogarty, and each of them, as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature	Title	April 1,2003

/s/ John A. Ueberroth John A. Ueberroth	President and Chief Executive Officer (Principal Executive Officer) and Director	April 1, 2003

/s/ Peter V.Ueberroth Peter V.Ueberroth	Chairman of the Board of Directors	April 1, 2003

/s/ Timothy T. Fogarty Timothy T. Fogarty	Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2003

/s/ James L.Easton James L. Easton	Director	April 1, 2003

/s/ Rafer L.Johnson Rafer L. Johnson	Director	April 1, 2003

/s/ John C.Spence John C. Spence	Director	April 1, 2003

/s/ Richard D.C.Whilden Richard D.C. Whilden	Director	April 1, 2003

/s/ Brigitte M.Bren Brigitte M. Bren	Director	April 1, 2003

/s/ Joseph J.Ueberroth Joseph J. Ueberroth	Director	April 1, 2003

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

5.1	Legal Opinion of Richman, Mann, Chizever, Phillips & Duboff
23.1	Consent of Richman, Mann, Chizever, Phillips & Duboff (contained in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP (independent accountants)
23.3	Consent of Ernst & Young LLP (independent auditors)
24.1	Power of Attorney (contained on signature page hereto)